EXHIBIT 99.1

P. O. Box 270 Hartford, CT 06141-0270 56 Prospect Street Hartford, CT 06103-2818 (860)-665-5000 www.nu.com

News Release

CONTACT:

Jeffrey R. Kotkin

(860) 728-4650

Northeast Utilities announces common dividend

HARTFORD, Connecticut, February 14, 2012 – The Northeast Utilities (NYSE: NU) Board of Trustees today approved a quarterly dividend of $0.29375 per share, payable on March 30, 2012, to shareholders of record as of the close of business on March 1, 2012.

 NU has approximately 177 million shares outstanding.

NU operates New England’s largest utility system serving more than 2.1 million electric and natural gas customers in Connecticut, New Hampshire and Massachusetts.

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